                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Moore-Handley, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MOORE-HANDLEY, INC.

                   ------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1995
                   ------------------------------------------

     The Annual Meeting of the shareholders of Moore-Handley, Inc. (the "Corporation") will be held at the office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, on Thursday, April 27, 1995, at 10:00 A.M., for the following purposes:

          (1) To elect directors for the ensuing year;

          (2) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 10, 1995 will be entitled to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours at the Corporation's offices at the address set forth below and at the office of The Corporation Trust Company at the address set forth above from April 13, 1995 to the date of the meeting.

     Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          L. Ward Edwards
                                          Vice President -- Finance,
                                          Treasurer, Secretary and Director

P. O. Box 2607
Birmingham, Alabama 35202
March 20, 1995

           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                             AND RETURNED PROMPTLY

                              MOORE-HANDLEY, INC.

                      ------------------------------------

                                PROXY STATEMENT
                      ------------------------------------

                                 MARCH 20, 1995

     This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moore-Handley, Inc. (the "Corporation") for use at the Annual Meeting of its shareholders to be held on April 27, 1995.

     Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. Any person giving a proxy may revoke it by written notice to the Corporation at any time prior to its exercise. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his proxy and vote in person. All properly executed and unrevoked proxies in the accompanying form which are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted FOR the election of the five persons nominated for election as directors.

     The Annual Report of the Corporation (which does not form part of the proxy solicitation material), including the financial statements of the Corporation for the fiscal year 1994, is enclosed herewith.

     The mailing address of the principal executive offices of the Corporation is P. O. Box 2607, Birmingham, Alabama 35202. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Corporation on March 20, 1995.

                               VOTING SECURITIES

     The Corporation has only one class of voting securities, its Common Stock. On March 10, 1995, 2,209,543 shares of Common Stock were outstanding. As to each matter presented to the shareholders' meeting, each shareholder of record at the close of business on March 10, 1995 will be entitled to one vote for each share of Common Stock owned on that date.

                             ELECTION OF DIRECTORS

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote. Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nominees named in the following table as directors of the Corporation to serve until the next Annual Meeting and until their successors are duly elected and have qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

     Each of the nominees was elected to his present term of office at the last annual meeting of shareholders.

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Corporation by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTOR

     The company's current Board of Directors consists of the five directors listed below, each of whom will stand for election at the annual meeting.

     William Riley -- Chairman and Director of the Corporation since 1981; Age
63.

     Pierce E. Marks, Jr. -- President, Chief Executive Officer and Director of the Corporation since 1981; Age 66.

     L. Ward Edwards -- Vice President -- Finance, Treasurer, Secretary and Director of the Corporation since 1981; Age 58.

     Michael B. Stubbs -- Director, Lyon, Stubbs & Tompkins, Inc., New York, New York (investment advisors) since 1984; Secretary/Treasurer and Director, S&P Cellular Holdings, Inc. (cellular communications) since 1989; Chairman & Chief Financial Officer and Director, Petroleum Communications (cellular communications) since 1990. Director of the Corporation since 1981; Age 46.

     Ronald J. Juvonen -- General Partner, Downtown Associates, New York, New York (investment partnership). Director of the Corporation since 1989; Age 54.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The Board of Directors of the Corporation has Executive and Audit Committees, but does not presently have nominating and compensation committees.

     Executive Committee. Members: Messrs. Riley and Marks. The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation and the appointment and removal of officers.

     Audit Committee. Members: Messrs. Stubbs and Juvonen. The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent public accountants and reviewing with such accountants the plan and results of their audit and the adequacy of the Corporation's systems of internal accounting controls.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the 1994 fiscal year the Board of Directors held five meetings, the Executive Committee met informally numerous times, and the Audit Committee met twice. During such fiscal year each director attended all of the meetings of the Board, and each director who was a member of the Executive Committee or Audit Committee attended all of the meetings of such Committee.

COMPENSATION OF DIRECTORS

     No director received compensation for his services as director or member of the Executive or Audit Committees, except for the annual grant to non-employee directors of Special Options to purchase 2,000 shares of the Corporation's Common Stock granted to each of Messrs. Stubbs and Juvonen. Each such Special Option is granted at an exercise price equal to the market value of the Common Stock on the date of the grant and becomes exercisable six months after the date of grant. The term of such Option is ten years, subject to termination on the third anniversary of the date the holder ceases to be a director of the Corporation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE EXECUTIVE AND AUDIT COMMITTEES ON EXECUTIVE COMPENSATION

     This report by the members of the Executive and Audit Committees of the Board of Directors of the Corporation describes the policies guiding the compensation paid to the Corporation's Chief Executive Officer and other executive officers for 1994.

     Messrs. Riley and Marks, who comprise the Executive Committee of the Board of Directors, determine the compensation payable to executives other than themselves. Messrs. Stubbs and Juvonen, independent directors who comprise the Audit Committee, determine the compensation payable to Messrs. Riley and Marks.

EXECUTIVE COMPENSATION POLICIES

     The Corporation's compensation policies for its executive officers incorporate both fixed base salaries and variable, at-risk compensation opportunities in total compensation packages intended to take into consideration individual and overall corporate performance and to achieve the following specific goals:

     - ensure that the Corporation can attract and retain highly competent individuals whose performance is essential to the future growth and success of the Corporation; and

     - ensure that executive compensation reflects corporate performance by tying a significant portion of total compensation to the achievement of specified corporate performance objectives.

FIXED COMPENSATION

     Base salary is the fixed component of each executive officer's total compensation package. No changes were made with respect to the base salary received by any of the executive officers named in the Summary Compensation Table below during the 1994 fiscal year. The base salaries for the Corporation's CEO and executive officers are low by comparison with the practice of other comparable companies.

VARIABLE COMPENSATION

     The variable component of each executive officer's total compensation package is comprised of an annual and a long-term part:

     - the opportunity to receive a cash payment under the Corporation's Return-On-Investment Bonus Program (the "Bonus Program"), based on the Corporation's actual performance in a given year against certain established objectives; and

     - the opportunity to benefit from the appreciation in value of the Corporation's common stock through stock options, granted under the Corporation's 1991 Incentive Compensation Plan (the "1991 Plan").

     Through the Bonus Program, executive officers are eligible to participate in an annual bonus pool which consists of 30% of the amount, if any, by which the Corporation's net income exceeds 10% of the Corporation's net assets for such year. Messrs. Riley and Marks each receive one-sixth of the bonus pool. Other awards are determined by the Executive Committee, after consultation with key managers. For 1994 the threshold amount was not achieved; therefore, no cash bonuses were paid.

     The purpose of the 1991 Plan is to assist in attracting and retaining skilled management personnel and strengthening the mutuality of interests between them and the Corporation's shareholders. Under the 1991 Plan, executive officers are eligible to receive grants of stock options, stock appreciation rights, restricted stock and deferred stock. The 1991 Plan is administered by a committee consisting of Messrs. Riley and Marks (the "Committee") who are not eligible to receive discretionary grants or awards under the Plan. The Committee has the authority to select employees to receive grants and awards thereunder and determine the number of shares subject to such grants and awards and the exercise price, restrictions, exercisability, transfer, vesting and other terms and conditions thereof. It is the Corporation's policy to award option grants of significant amounts when deemed appropriate.

APPLICATION OF PHILOSOPHY

     Messrs. Riley and Marks are substantial shareholders of the Corporation and as such have an economic incentive to increase the value of the Corporation. In each of their cases, the Audit Committee has kept their base salaries at levels which are low compared to competitive practices. The Audit Committee believes each of them has a substantial economic incentive to enhance the value of the Corporation's stock and therefore need not be paid salary on a competitive basis. As a part of their compensation, however, Messrs. Riley and Marks did receive a special one-time automatic grant on April 12, 1991, of non-qualified Special Options with an exercise price that was approximately 143% of the fair market value of the stock on the date of the grants. Each such option will become exercisable, if at all, at the first to occur of (i) the end of the first fiscal year during the term of the option in which the Corporation's earnings per share are at least $.85, or (ii) nine years and nine months after the date of grant, if the option holder is still an employee of the Corporation, or (iii) the date of retirement of the option holder from employment by the Corporation, if he is then 70 or older. These options have a ten-year term but will terminate on the date the option holder ceases to be an employee or director of the Corporation, if they have not become exercisable as of such date, or on the third anniversary of such date if they are exercisable on such date.

     In keeping with the rationale that a key employee's compensation should be significantly dependent on the performance of the Corporation, the base salaries for Messrs. Sawyer and West are also low compared to competitive practice. Each of them received a substantial grant of stock options in 1991 under the 1991 Plan with an exercise price equal to the fair market value of the stock on the date of grant and which become exercisable in equal annual installments over four years. Unlike Messrs. Marks and Riley, each of Messrs. Sawyer and West are eligible to receive additional grants under the 1991 Plan in the future.

                                          William Riley

                                          Pierce E. Marks, Jr.

                                          Michael B. Stubbs

                                          Ronald J. Juvonen

                                          L. Ward Edwards

     The following graph compares Moore-Handley's total stockholder return over the last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of all U.S. companies traded on NASDAQ and of all NASDAQ companies in the same U.S. Department of Commerce Standard Industrial Classification (wholesale trade -- durable goods) as the Corporation.

                                                                   Wholesale
                                                                  Trade - Du-
      Measurement Period          Moore-Han-                      rable Goods
    (Fiscal Year Covered)         dley, Inc.     NASDAQ Index        Index
1989                                     100             100             100
1990                                     108.1            84.9            90.9
1991                                     108.1           136.3           156.0
1992                                     110.8           158.6           158.6
1993                                      97.3           180.9           206.5
1994                                     102.7           176.9           178.5

COMPENSATION

     The following table sets forth all compensation for services in all capacities to the Corporation and its subsidiary during the years 1992 - 1994 of the Chief Executive Officer and each other executive officer of the Corporation whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                              ANNUAL                AWARDS
                                                           COMPENSATION     ----------------------
                                                          ---------------   SECURITIES UNDERLYING
                                                                  SALARY           OPTIONS
              NAME AND PRINCIPAL POSITION                 YEAR     ($)               (#)
- --------------------------------------------------------  ----   --------   ----------------------
Pierce E. Marks, Jr.....................................  1994   $150,000           50,000
  C.E.O. and President                                    1993   $150,000
                                                          1992   $150,000
William Riley...........................................  1994   $150,000           50,000
  Chairman                                                1993   $150,000
                                                          1992   $150,000
John L. Sawyer..........................................  1994   $129,991           40,000
  Executive V.P./General Manager                          1993   $128,740
                                                          1992   $124,990
J. Franklin West........................................  1994   $107,250           30,000
  Sr. Vice President Sales & Marketing                    1993   $ 96,000
                                                          1992   $126,000

     The following table sets forth information as to options outstanding as of December 31, 1994 held by each of the executive officers named in the Summary Compensation Table. No options were granted or exercised during 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES                VALUE OF
                                                    UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                     OPTIONS AT FY-END(#)          OPTIONS AT FY-END($)
                      NAME                         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- -------------------------------------------------  -------------------------     ------------------------
Pierce E. Marks, Jr..............................          None/50,000(1)                  -- /    --
William Riley....................................          None/50,000(1)                  -- /    --
John L. Sawyer...................................        30,000/10,000(2)             $30,000/$10,000
J. Franklin West.................................         22,500/7,500(2)             $22,500/$ 7,500

- ---------------

(1) Not exercisable until annual earnings per share of Common Stock reach $.85, except that option becomes exercisable on January 12, 2001 or upon earlier retirement at age 70 or over, until expiration of option on April 12, 2001.
(2) Exercisable in four annual installments, commencing April 12, 1992. In the event of a "Change of Control" of the Corporation, these options will become immediately exercisable.

     There were no long term incentive plan awards during 1994.

     Pension Plan. The Moore-Handley, Inc. Salaried Pension Plan (the "Pension Plan") is a defined benefit plan covering all salaried employees and employees compensated on a commission basis. Normal retirement benefits are based on an employee's final average earnings and years of service and are payable to participants commencing at age 65. Final average earnings are based on total salary and bonus but exclude any income realized from stock options. Benefits are not reduced for Social Security or other offset amounts.

     The following table shows the combined estimated annual retirement benefits payable to employees under the Pension Plan and the Corporation's prior Plan who retire at age 65 at the stated levels of Final Average Earnings and years of service at retirement.

                                                              ANNUAL NORMAL RETIREMENT BENEFIT
                                                               FOR SPECIFIED YEARS OF SERVICE
                                                            -------------------------------------
                                                              10        20        30        40
                  FINAL AVERAGE EARNINGS                     YEARS     YEARS     YEARS     YEARS
- ----------------------------------------------------------  -------   -------   -------   -------
$ 50,000..................................................  $ 4,883   $ 9,765   $14,647   $19,530
  75,000..................................................    8,008    16,015    24,023    32,030
 100,000..................................................   11,133    22,260    33,398    44,520
 125,000..................................................   14,258    28,515    42,773    57,030
 150,000..................................................   17,383    34,765    52,148    69,530
 175,000..................................................   20,508    41,015    61,523    82,030
 200,000..................................................   23,633    47,265    70,898    94,530

     As of December 31, 1994 Messrs. Riley, Marks, Sawyer, and West had 34, 24, 38, and 8 years of service respectively, under the Pension Plan.

CERTAIN TRANSACTIONS

     In order to retain and attract key managers, the Company has from time to time provided opportunities for such managers to acquire equity interests in the Company through purchases of Common Stock at prices equal to the then current market value of the Common Stock. In accordance with this practice, on August 15, 1989, the Company sold 25,000 and 10,000 shares of Common Stock held in the treasury to Mr. Sawyer and Mr. West, respectively, at the market value of $4.25 per share in exchange for Promissory Notes bearing interest at 10%, due in five years or subsequently upon demand. No payments have been made on Mr. Sawyer's note in the amount of $106,000 nor on Mr. West's note in the amount of $43,000. The Company has the right to repurchase such shares for $4.25 per share and to demand payment of all unpaid principal of and interest accrued on the Promissory Notes in the event the purchaser's employment with the Company is terminated voluntarily or with cause prior to such time. In addition, the Company had outstanding in 1994 loans of $60,000, bearing interest at the prime rate, to Mr. Sawyer to finance the purchase of his home and loans outstanding in the maximum amount of $55,000 in 1994 ($43,000 at year-end), bearing interest at 7% per annum, to Mr. West for home purchase and other personal expenses.

     The cost of leasing office space, and related overhead costs, in Atlanta and New York City used by Messrs. Marks and Riley, who spend a substantial majority of their time serving as executive officers and directors of the Corporation are shared by the Corporation and two unrelated manufacturing companies. In 1994 these unrelated manufacturing companies paid an aggregate of $101,000 to the Corporation, representing 22% of the cost to the Corporation of maintaining such offices. Messrs. Riley and Marks are substantial stockholders and directors of such unrelated companies, and Mr. Stubbs is a substantial stockholder and director of one of such companies, but none of Messrs. Riley, Marks or Stubbs participates in the day-to-day management thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Riley and Marks, who comprise the Executive Committee, and Messrs. Stubbs and Juvonen, who comprise the Audit Committee, were involved in the determination of compensation for executive officers of the Corporation for the past fiscal year.

     Messrs. Riley and Marks, executive officers of the Corporation, determined the compensation payable to executive officers other than themselves and did not participate in any discussion regarding their own compensation. Messrs. Stubbs and Juvonen, outside directors of the Corporation, determined the compensation payable to Messrs. Riley and Marks.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table gives information concerning the beneficial ownership of the Corporation's Common Stock on March 3, 1995 by (i) each nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers of the Corporation as a group.

                                                                             AMOUNT AND NATURE OF
                                                                           BENEFICIAL OWNERSHIP(1)
                                                                           ------------------------
                                                                              SHARES        PERCENT
                                                                           BENEFICIALLY       OF
                            BENEFICIAL OWNERS                                 OWNED          CLASS
- -------------------------------------------------------------------------  ------------     -------
William Riley(2).........................................................       376,458       17.0%
Pierce E. Marks, Jr.(2)(3)...............................................       310,458       14.1%
Michael B. Stubbs(4)(6)..................................................       221,915       10.0%
L. Ward Edwards(2).......................................................        58,522        2.6%
Ronald J. Juvonen(5)(6)..................................................       134,500        6.1%
John L. Sawyer(7)........................................................       100,541        4.6%
J. Franklin West(8)......................................................        32,500        1.5%
All directors and executive officers as a group (8 persons)(9)...........     1,241,394       55.9%

- ---------------

(1) The information as to beneficial ownership is based on statements furnished to the Corporation by the beneficial owners. Except as indicated in the footnotes which follow, such owners have sole voting power and sole investment power with respect to all shares listed above and all such shares are owned directly (i.e., not by virtue of an option or other right to acquire).
(2) Does not include shares covered by Special Options granted under Incentive Plan which are not presently exercisable -- see "Executive Compensation and Other Information". The address of Messrs. Riley, Marks and Edwards is Moore-Handley, Inc. P. O. Box 2607, Birmingham, Alabama 35202.
(3) Does not include 54,000 shares owned by Mr. Marks' children, as to which Mr. Marks disclaims beneficial ownership.
(4) Includes an aggregate of 73,500 shares held of record by two trusts established for Mr. Stubbs' children; Mr. Stubbs, who is a co-trustee of such trusts, disclaims beneficial ownership of such shares. Mr. Stubbs' address is Lyon, Stubbs & Tompkins, Inc., 345 Park Avenue, New York, New York 10154.
(5) Includes 121,000 shares owned by a limited partnership of which Mr. Juvonen is a general partner with shared voting and investment power. Mr. Juvonen disclaims beneficial ownership of the proportion of shares owned by the limited partnership in which he has no economic interest. Mr. Juvonen's address is Downtown Associates, 920 East Baltimore Pike, Kennett Square, Pennsylvania 19348.
(6) Includes 8,000 shares covered by presently exercisable Special Options granted under Incentive Plan -- see "Information Regarding the Board of Directors".
(7) Includes 30,000 shares covered by nonqualified stock options granted under Incentive Plan which are presently exercisable or which become exercisable within 60 days.
(8) Includes 22,500 shares covered by nonqualified stock options granted under Incentive Plan which are presently exercisable or which become exercisable within 60 days.
(9) Includes 60,000 shares covered by nonqualified stock options granted under Incentive Plan which are presently exercisable or which become exercisable within 60 days and 12,000 shares covered by Special Options which are presently exercisable.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information concerning those persons who, to the Corporation's knowledge, are beneficial owners of more than 5% of the Common Stock.

                                                                    SHARES OF           PERCENT
                        NAME AND ADDRESS                           COMMON STOCK         OF CLASS
- -----------------------------------------------------------------  ------------         --------
Barker, Lee & Co., J.M.R. Barker Foundation,
Quaker Hill Associates, L.P., Upland Associates L.P.,
Namakagon Associates L.P. and Ripton Associates L.P..............     140,200(1)            6.3%
630 Fifth Avenue,
New York, NY 10111
Gilder, Gagnon & Co..............................................     403,540(2)          18.26%
1775 Broadway
New York, NY 10111

- ---------------

(1) Based on Amendment No. 2 to a Schedule 13D dated December 10, 1994 filed with the Securities and Exchange Commission (the "SEC") jointly by Barker, Lee & Co., J.M.R. Barker Foundation, Quaker Hill Associates, L.P., Upland Associates L.P., Namakagon Associates L.P., and Ripton Associates L.P. The reporting persons (none of whom beneficially owned more than 53,600 shares or 2.5% of the outstanding Common Stock) filed such joint statement in the event that they might be deemed to be a group within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended, but disclaimed that they were acting as a group for the purpose of acquiring, holding or disposing of Common Stock.
(2) Based on a Schedule 13G dated February 9, 1995 filed with the SEC by Gilder, Gagnon & Co. ("Gilder"), a broker/dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended, in which Gilder reported that 403,540 shares of Common Stock were held in the accounts of customers, partners or families of partners as of December 31, 1994. Gilder reported that one or more of its partners or employees may have sole dispositive power with respect to 103,750 of such shares, although Gilder disclaimed beneficial ownership of any such shares.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, which served as the Corporation's independent auditors in 1994 has been designated by the Board of Directors as the Corporation's independent auditors for 1995. No representative of that firm will be present at the Annual Meeting. Accordingly, no representative of that firm will have an opportunity to make a statement or will be available to respond to questions.

                             SHAREHOLDER PROPOSALS

     It is anticipated that the 1996 Annual Meeting of Shareholders will be held on April 25, 1996. In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at that meeting must be received by the Secretary of the Corporation no later than November 19, 1995 if such proposals are to be considered for inclusion in the Corporation's Proxy Statement.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting, other that those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Corporation. All expenses in connection with the preparation of proxy materials and the solicitation of proxies will be borne by the Corporation.

                                          By Order of the Board of Directors

                                          L. Ward Edwards,
                                          Vice President -- Finance,
                                          Treasurer, Secretary and Director

P. O. Box 2607
Birmingham, Alabama 35202
March 20, 1995

                                                                     Appendix A

PROXY                         MOORE-HANDLEY, INC.

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1995

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOORE-HANDLEY, INC.

    The undersigned hereby appoints WILLIAM RILEY, PIERCE E. MARKS, JR. and L. WARD EDWARDS, and each of them, the proxies of the undersigned with power of substitution to each, to vote all shares of Common Stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 on April 27, 1995 at 10:00 A.M. and any adjournment thereof, on all matters coming before said meeting.

    Election of Directors, Nominees: William Riley, Pierce E. Marks, Jr., L. Ward Edwards, Michael B. Stubbs and Ronald J. Juvonen.

1. ELECTION OF DIRECTORS:          / / FOR                / / WITHHELD

            FOR, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                 Please sign name(s) exactly as
                                                 printed hereon. Joint owners
                                                 should each sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, give full title as
                                                 such. If a corporation, sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership, sign
                                                 in partnership name by
                                                 authorized person.
                                                 Date
                                                      --------------------------

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature